SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           Unigene Laboratories, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         1)    Title of each class of securities to which  transaction  applies:
               N/A

         2)    Aggregate number of securities to which transaction applies: N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         4)    Proposed maximum aggregate value of transaction: N/A

         5)    Total fee paid: N/A

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:  N/A
         2)    Form, Schedule or Registration Statement No.: N/A
         3)    Filing Party:  N/A
         4)    Date Filed:  N/A

                                 [UNIGENE LOGO]
                           Unigene Laboratories, Inc.
                             110 Little Falls Road
                          Fairfield, New Jersey 07004
                                 (973) 882-0860


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 6, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Unigene Laboratories, Inc., a Delaware corporation (the "Company"), will be held at The Days Inn of Parsippany, 3159 U.S. Highway 46 East, Parsippany, New Jersey 07054 on June 6, 2000, at 11:00 A.M., Eastern Daylight Time, for the following purposes:

1.       To elect directors of the Company;
2.       To approve the adoption of the Company's 2000 Stock Option Plan;
3.       To ratify the appointment of KPMG LLP as auditors of the Company; and
4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on April 13, 2000, as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.
     A copy of the Company's Annual Report for the year ended December 31, 1999 is sent to you along with the Proxy Statement.
     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                              By Order of the Board of Directors



                                              RONALD S. LEVY
                                              Secretary

April 28,2000

                                 [UNIGENE LOGO]
                           Unigene Laboratories, Inc.
                             110 Little Falls Road
                          Fairfield, New Jersey 07004
                                 (973) 882-0860

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unigene Laboratories, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at The Days Inn of Parsippany, 3159 U.S. Highway 46 East, Parsippany, New Jersey 07054 on June 6, 2000, at 11:00 A.M., Eastern Daylight Time.

     You are requested to complete, date and sign the accompanying form of proxy and return it to the Company in the enclosed envelope. The proxy may be revoked at any time before it is exercised by written notice to the Company bearing a later date than the date on the proxy, provided such notice is received by the Company prior to the start of the meeting. Any stockholder attending the meeting may vote in person whether or not he or she has previously submitted a proxy. Where instructions are indicated, a duly executed proxy will be voted in accordance with such instructions. Where no instructions are indicated, a duly executed proxy will be voted for each of the director nominees named herein and in favor of each of the proposals set forth in the attached Notice.

     The Board of Directors has fixed the close of business on April 13, 2000, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of and to vote at the meeting. As of the Record Date, the outstanding shares of the Company entitled to vote were 43,968,212 shares of common stock, par value $.01 per share ("Common Stock"), the holders of which are entitled to one vote per share.

     The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the conduct of business at the Annual Meeting. Directors will be elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of the shares present and entitled to vote at the Annual Meeting is required for the approval of the adoption of the Company's 2000 Stock Option Plan and for the ratification of the appointment of KPMG LLP as auditors of the Company. For matters that require for adoption the affirmative vote of a majority of the shares of Common Stock present and entitled to vote, abstentions are considered as shares present and entitled to vote and, therefore, have the effect of a no vote, whereas broker non-votes are considered shares not present and entitled to vote and, therefore, have no impact on the outcome of the vote.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being mailed to the stockholders on or about April 28, 2000. A copy of the Company's Annual Report for the year ended December 31,1999, is also enclosed.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of April 13, 2000, concerning the beneficial ownership of Common Stock by each director of the Company, each executive officer of the Company listed in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

               Name of             Amount and Nature of       Percent of
               Beneficial Owner    Beneficial Ownership (1)   Class
               ----------------    ------------------------   -----------
               Warren P. Levy             1,980,545 (2)             4.5%
               Ronald S. Levy             1,995,545 (2)             4.5%
               Jay Levy                     563,095 (3)             1.3%
               James P. Gilligan            307,660 (4)             0.7%
               Robert F. Hendrickson         55,000 (5)             0.1%
               Allen Bloom                   31,000 (6)             0.1%
               Officers and Directors
                 as a Group (6 persons)   4,732,845 (2)(7)         10.7%

-------------------------
(1) Unless otherwise noted, each person or group member has reported sole voting and sole dispositive power with respect to securities shown as beneficially owned by him.
(2) Includes 200,000 shares of Common Stock held in a family trust over on which Warren P. Levy and Ronald S. Levy in their capacity as trustees share voting and dispositive power.
(3) Includes 40,000 shares of Common Stock that Mr. Levy has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.
(4) Includes 288,000 shares of Common Stock that Dr. Gilligan has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.
(5) Includes 40,000 shares of Common Stock that Mr. Hendrickson has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.
(6) Includes 30,000 shares of Common Stock that Dr. Bloom has the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.
(7) Includes an aggregate of 398,000 shares of Common Stock that such persons have the right to acquire pursuant to stock options that are exercisable either immediately or within 60 days.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Five directors of the Company are to be elected at the Annual Meeting. The directors will be elected to serve until the Annual Meeting of Stockholders to be held in 2001, and until their respective successors shall have been elected and qualified.

Each of the nominees is currently a director of the Company and was elected as a director at the Company's Annual Meeting of Stockholders in 1999. The Board of Directors has no reason to believe that any of the nominees are or will become unavailable for election as a director. However, should any of them become unwilling or unable to serve as a director, the individuals named in the enclosed proxy will vote for the election of a substitute nominee selected by the Board of Directors or, if no such person is nominated, the Board of Directors will reduce the number of Directors to be elected.

The following table sets forth certain information with respect to the five nominees.
                                                        Served
                                                     Continuously
Name                             Age              as Director Since
----                             ---              -----------------
Warren P. Levy (1)               48                      1980
Ronald S. Levy (1)               51                      1980
Jay Levy (1)                     76                      1980
Allen Bloom                      56                      1998
Robert F. Hendrickson            67                      1997

-------------------------
(1) Dr. Warren P. Levy and Dr. Ronald S. Levy are brothers and are the sons of Mr. Jay Levy.

     Dr. Warren P. Levy, a founder of the Company, has served as President, Chief Executive Officer and Director of the Company since its formation in November 1980. Dr. Levy holds a Ph.D. in biochemistry and molecular biology from Northwestern University and a bachelor's degree in chemistry from the Massachusetts Institute of Technology.

     Dr. Ronald S. Levy, a founder of the Company, has served as Director of the Company since its formation in November 1980, as Executive Vice President since April 1999 and as Secretary since May 1986. From November 1980 through March 1999, he served as Vice President of the Company. Dr. Levy holds a Ph.D. in bioinorganic chemistry from Pennsylvania State University and a bachelor's degree in chemistry from Rutgers University.

     Mr. Jay Levy, a founder of the Company, has served as Chairman of the Board of Directors and Treasurer of the Company since its formation in November 1980. Mr. Levy is a part-time employee of the Company and devotes approximately 15% of his time to the Company. From 1985 through February 1991, he served as the principal financial advisor to the Estate of Nathan Cummings and its principal beneficiary, The Nathan Cummings Foundation, Inc., a large charitable foundation. For the seventeen years prior thereto, he performed similar services for the late Nathan Cummings, a noted industrialist and philanthropist.

     Dr. Allen Bloom, a patent attorney, has been a partner in Dechert Price & Rhoads, a law firm, for the past six years where he established and heads the patent practice group which focuses on biotechnology, pharmaceuticals and medical devices. For the nine years prior thereto, he was Vice President, General Counsel and Secretary of The Liposome Company, Inc., a biotechnology company. His responsibilities there included patent, regulatory and licensing activities. Dr. Bloom holds a Ph.D. in organic chemistry from Iowa State University.

     Mr. Robert F. Hendrickson was Senior Vice President, Manufacturing and Technology, for Merck & Co., Inc., an international pharmaceutical company, from 1985 to 1990. Since 1990, Mr. Hendrickson has been a management consultant with a number of biotechnology and pharmaceutical companies among his clients. He is currently a director of Envirogen, Inc. an environmental biotechnology company, and of Cytogen, Inc. and The Liposome Co., Inc., both of which are biotechnology companies.

BOARD OF DIRECTORS AND COMMITTEES

     During 1999, there were five meetings of the Board of Directors.

     Several important functions of the Board of Directors may be performed by committees that are comprised of members of the Board of Directors. The Company's By-laws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. The Board has four standing committees: an Audit Committee, a Compensation Committee, a Stock Option Committee for the employee stock option plans and a Stock Option Committee for the directors stock option plan. The Board of Directors does not have a standing nominating committee.

     The responsibilities of the Audit Committee include (i) annually to recommend a firm of independent public accountants to the Board of Directors to act as auditors of the Company; (ii) review the scope of the annual audit with the auditors in advance of the audit, (iii) review the results of the audit and the adequacy of the Company's accounting, financial and operating controls; (iv) review the Company's accounting and reporting principles, policies and practices; and (v) approval of fees paid to the auditors for audit and non-audit services. The current members of the Audit Committee are Messrs. Jay Levy, Allen Bloom and Robert Hendrickson. The Audit Committee held one meeting during 1999.

     The responsibilities of the Compensation Committee include (i) review and approval of the compensation (including salaries and bonuses) of the Company's officers; (ii) overseeing the administration of the Company's 401(k) Plan; (iii) review and approve general benefits and compensation strategies; and (iv) approval of the Compensation Committee report included in the Company's proxy statement. The current members of the Compensation Committee are Messrs. Jay Levy, Allen Bloom and Robert Hendrickson. The Compensation Committee held one meeting during 1999.

     Subject to the limitations set forth in the plans, the Stock Option Committee for the employee stock option plans (i) selects the employees to be granted options; (ii) fixes the number of shares to be covered by the options granted; and (iii) determines the exercise price and other terms and conditions of each option. The current members of the Committee are Allen Bloom and Robert Hendrickson. The Committee did not meet during 1999 but approved, by written consent, 12 stock option grants to 71 employees.

     Subject to the limitations set forth in the plan, the Stock Option Committee for the directors stock option plan interprets the plan and makes all determinations necessary for the plan's administration. The current members of the Committee are Jay Levy, Warren Levy and Ronald Levy. There were no meetings held by this committee during 1999.

     Directors who are not employees receive an annual retainer of $8,000 as well as a fee of $1,000 for each Board meeting attended. Mr. Robert F. Hendrickson and Dr. Allen Bloom were the directors who received such fees in 1999. Board members do not earn additional compensation for service on a committee.

     At the 1999 Annual Meeting, the stockholders approved a new Directors Stock

Option Plan (the "1999 Plan") to replace the 1994 Outside Directors Stock Option Plan (the "1994 Plan"). Under the 1999 Plan, each person elected to the Board who is not an employee will receive, on the date of his initial election, an option to purchase 21,000 shares of Common Stock (an "Initial Option"). On May 1st of each year, commencing May 1, 1999, each non-employee director will receive an option to purchase 10,000 shares of Common Stock if he has served as a non-employee director for at least six months prior to the May 1st grant date (an "Additional Option"). Each option granted under the 1999 Plan will have a ten-year term and the exercise price of each option will be equal to the market price of the Common Stock on the date of the grant. Each Initial Option will vest in equal installments of 1/3 over a period of three years, commencing on the date of the grant and each Additional Option will vest in its entirety on the first anniversary of the grant.

     All options will become exercisable upon the vesting thereof, and shall remain exercisable for the remaining term of the option, unless the director's service as a non-employee director terminates prior to the expiration of the term. If the grantee's service as a director terminates prior to the expiration of the option, the options will remain exercisable for a 90-day period following termination of service, except (i) if a non-employee director resigns due to disability, the options will remain exercisable for 180 days following termination, and (ii) if a non-employee director dies while serving as a director, or within 90 days following termination of service (180 days in the case of disability), the options will remain exercisable for 180 days following the person's death. After such period, the options will terminate and cease to be exercisable. Messrs. Hendrickson and Bloom each have received under the 1999 Plan options to purchase 10,000 shares of Common Stock and, as of May 1, 2000, each will receive an Additional Option to purchase 10,000 shares of Common Stock.

     Under the 1994 Plan, each person who was an outside director at the time of the adoption of the 1994 Plan was granted, and each person who subsequently is elected as an outside director is granted, a ten-year option to purchase 30,000 shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of the grant. The options vest in equal increments over the three-year period following the grant. If the recipient's service as a director terminates, the option will expire three (3) months after the date of such termination. Messrs. Hendrickson and Bloom each have received under the 1994 Plan grants of options to purchase 30,000 shares.

REPORT OF THE BOARD OF DIRECTORS ON 1999 EXECUTIVE COMPENSATION

     The entire Board of Directors was responsible for determining the 1999 compensation of the four executive officers of the Company. This Report describes the policies and other considerations used by the Board in establishing such compensation.
     The members of the Board are familiar with various forms and types of remuneration from reports of other public corporations and their own business experience.
     The Board has determined that, because the Company was still in a research and preproduction phase in 1999, compensation for 1999 for executive officers could not be related primarily to the performance of the Company's stock or to the annual profit performance of the Company. A primary consideration for the compensation of an executive officer of the Company is his leadership effort in the development of proprietary products and processes, and in planning for future growth and profitability. Other significant factors considered by the Board of Directors in determining executive officers' compensation were salaries paid by other public companies in the health-care related biotechnology field to comparable officers, the duties and responsibilities of the executive officers in the past and as projected, their past performance and commitment to the Company, and incentives for future performance, although no specific weighting was allocated to any of these considerations. The executive officers were also consulted with respect to their compensation and their plans for compensation for other personnel in order to coordinate all compensation policies of the Company.


     The Board of Directors determined that no bonuses or salary increases should be paid to executive officers in 1999, primarily on the basis of the Company's losses and the projected expenses and cash flow required for the further development of the Company's oral and nasal calcitonin products as well as the regulatory expenses for the Company's injectable form of calcitonin.

     The Board also determined that no stock options be awarded to executive officers other than Jay Levy and James Gilligan for 1999, at the request of such executive officers. During 1999, Jay Levy received two stock option grants under the 1994 Employee Stock Option Plan; options to purchase 20,000 shares of Common Stock are exercisable at $.75 per share and options to purchase 20,000 shares of Common Stock are exercisable at $.63 per share. In addition, Jay Levy received a grant under the 2000 Stock Option Plan to purchase 30,000 Shares of Common Stock at an exercise price of $.63 per share. During 1999, James Gilligan received two stock option grants under the 1994 Employee Stock Option Plan; options to purchase 20,000 shares of Common Stock are exercisable at $.9375 per share and options to purchase 39,000 shares of Common Stock are exercisable at $.63 per share. In addition, James Gilligan received a grant under the 2000 Stock Option Plan to purchase 76,000 Shares of Common Stock at an exercise price of $.63 per share. The aforementioned options were granted at fair market value.

     The compensation for the Chief Executive Officer for 1999 was based on the same policies and considerations set forth above for executive officers generally.

         Warren P. Levy
         Ronald S. Levy
         Jay Levy
         Robert F. Hendrickson
         Allen Bloom

Employment Agreements

     The Company has entered into an employment agreement, effective January 1, 2000, with Dr. Warren P. Levy for an initial term of 2 years. Pursuant to the agreement, Dr. Levy is to serve as President and Chief Executive Officer of the Company at an annual salary of $160,000 for the initial year of the agreement. Salary increases beyond the first year are at the discretion of the Compensation Committee.

     The Company has entered into an employment agreement, effective January 1, 2000, with Dr. Ronald S. Levy for an initial term of 2 years. Pursuant to the agreement, Dr. Levy is to serve as Executive Vice President of the Company at an annual salary of $155,000 for the initial year of the agreement. Salary increases beyond the first year are at the discretion of the Compensation Committee.

     Each agreement provides that, after the initial two-year term, the agreement will be renewed on a year-to-year basis unless either party notifies the other of the desire not to renew the agreement no later than three months prior to the scheduled termination date. Each agreement also provides that, upon
(a) termination of the employment of the executive by the Company without cause or (b) resignation of the executive for good reason (which is defined to mean a change of control of the Company or a material diminution of the executive's responsibilities without his consent), the Company will make a lump-sum severance payment to the executive equal to (i) the salary that the executive would have earned for the remaining term of this agreement, if the remaining term (either the initial term or as extended) is more than one year or (ii) the executive's then-current annual salary, if the remaining term of the agreement (either the initial term or as extended) is one year or less.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Executive compensation for 1999 was determined by the Board of Directors of the Company consisting of Messrs. Warren P. Levy, Ronald S. Levy, Jay Levy, Robert F. Hendrickson, and Allen Bloom.

     Three of the five member Board of Directors, Warren P. Levy, Ronald S. Levy and Jay Levy, are executive officers of the Company. Jay Levy is the father of Warren and Ronald Levy.

     During 1995, Warren P. Levy, Ronald S. Levy, Jay Levy, and another family member loaned a total of $1,905,000 to the Company, of which $1,850,000 was secured by secondary liens on the Fairfield plant and equipment and the Boonton manufacturing equipment. The notes bear interest at the Merrill Lynch Margin Loan Rate plus .25% (9.375% at April 1, 2000). A total of $440,000 in principal repayments was made during 1996. In 1997, an aggregate of $200,000 in principal amount was converted into 57,200 shares of Common Stock. In 1998, an aggregate of $225,000 in principal amount of these loans was converted into 163,635 shares of Common Stock. In each case, such conversions were at a price slightly higher than the then market price of the Common Stock. Warren Levy and Ronald Levy each loaned to the Company an additional $50,000 during 1999, leaving an outstanding balance of $1,140,000 at December 31, 1999. During 1999, Jay Levy loaned the Company $1,500,000 evidenced by demand notes bearing interest at 6% per year. During the third quarter of 1999, Jay Levy loaned the Company an additional $370,000 evidenced by term notes maturing January 2002 and bearing interest at 6% per year, and the $1,500,000 of demand notes were converted into 6% term notes maturing January 2002. The Company has granted Jay Levy a security interest in all of its equipment and a mortgage on its real property to secure payment of the term notes, which are senior to all notes payable to Warren Levy and Ronald Levy. The terms of the notes require the Company to make installment payments commencing in October 1999 and ending in January 2002 in an aggregate amount of $72,426 per month. No installment payments have been made to date. Jay Levy has agreed to temporarily postpone current payments and has also agreed that he will not, prior to January 1, 2001, declare all or any portion of the principal or the accrued interest on the notes immediately due and payable by reason of the failure of the Company to make, when due, any scheduled payment of principal or interest on any of the notes. No interest has been paid to date on any of the aforementioned loans. As of December 31, 1999, accrued interest totalled $645,290.

EXECUTIVE COMPENSATION

     The following table sets forth, for the years 1999, 1998 and 1997, compensation paid to the Chief Executive Officer of the Company and to each other executive officer whose compensation in 1999 exceeded $100,000, for services rendered by such executive officers in all capacities in which they served:

SUMMARY COMPENSATION TABLE

                                                                                                            All Other
                                      Annual Compensation              Long Term Compensation             Compensation(1)
                                     ---------------------             ----------------------             ---------------
                                                                         Awards                  Payouts
                                                                         ------                  -------
                                                           Other       Restricted
Name and                                                  Annual         Stock     Options/        LTIP
Principal Position         Year       Salary  Bonus    Compensation (2)  Award      SARs          Payouts
------------------         ----       ------  -----    ----------------  -----      ----          -------

Warren P. Levy,            1999      $146,211   $-0-      $-0-            $-0-       $-0-           $-0-         $13,866
  President, Chief         1998       146,231    -0-       -0-             -0-        -0-            -0-          13,830
  Executive Officer        1997       145,549    -0-       -0-             -0-        -0-            -0-          13,810
  and Director
Dr. Ronald S. Levy,        1999       141,563    -0-       -0-             -0-        -0-            -0-          16,862
  Executive Vice           1998       141,618    -0-       -0-             -0-        -0-            -0-          16,792
  President and            1997       140,895    -0-       -0-             -0-        -0-            -0-          16,756
  Director
Dr. James P. Gilligan,     1999       139,216    -0-      7,235            -0-       135,000         -0-          -0-
  Vice President                                                                     shares

(1) Represents premium paid by the Company on executive split-dollar life insurance.
(2)  Represents reimbursement for unused vacation days.


STOCK OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1999

     The following table sets forth certain information relating to stock option grants to each of the executive officers named in the Summary Compensation Table during the year ended December 31, 1999:

                          Number        Percent
                        of Shares      of Total
                        Underlying   Option Shares     Exercise
                         Options      Granted to      Price per      Expiration     Grant Date
Name                     Granted     Employees (1)     Share (2)        Date         Value (3)
----                     -------     -------------     ---------        ----         ---------
Dr. Warren P. Levy         0             0              --               --             --
Dr. Ronald S. Levy         0             0              --               --             --
Dr. James P. Gilligan      20,000        2.2%         $0.9375         3/31/09        $15,530
                        115,000(4)      12.8%         $0.63          11/5/09         $60,007

(1) Options exercisable for an aggregate of 900,000 shares of Common Stock were granted in 1999 consisting of options to purchase 418,000 shares granted under the 1994 Employee Stock Option Plan and options to purchase 482,000 shares granted under the 2000 Stock Option Plan.

(2)  Fair market value on the date of grant.
(3) The fair value of the stock options granted in 1999 is estimated at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 74%; a risk-free interest rate of 6.4%; and expected life of 6 years.
(4)  Includes 76,000 options granted under the 2000 Stock Option Plan.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth information as to the exercises of options during the year ended December 31, 1999, and the number and value of unexercised options held as of December 31, 1999, by each of the executive officers named in the Summary Compensation Table:

                               Exercises During             Shares Underlying                Value of Unexercised
                               The Fiscal Year              Unexercised Options              In-the-Money Options (1)
                            Number of
                            Shares         Value
                           Acquired      Realized     Exercisable      Unexercisable     Exercisable       Unexercisable
                           --------      --------     -----------      -------------     -----------       -------------
Dr. Warren P. Levy            0              0            0               0                    --               --
Dr. Ronald S. Levy            0              0            0               0                    --               --
Dr. James P. Gilligan         0              0            265,750         124,250              0                0

-------------------------
(1) Based upon a closing price of $0.57 on December 31, 1999.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock to the cumulative total return of the NASDAQ Market Index and of a peer group index determined by Standard Industrial Classification (SIC) code.

COMPARISON OF CUMULATIVE TOTAL RETURN
OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

[GRAPHIC- GRAPH PLOTTED TO POINTS LISTED BELOW]


                                                   FISCAL YEAR ENDING
-----------------------------------------------------------------------------------------------------------
COMPANY/INDEX/MARKET            12/31/1994  12/31/1995   12/31/1996   12/31/1997   12/31/1998   12/31/1999

Unigene Laboratories, Inc.       100.00        55.26        85.53       110.53        50.00        24.00

Commercial Physical Research     100.00       194.12       172.67       196.96       216.21       292.38

NASDAQ Market Index              100.00       129.71       161.18       197.16       278.08       490.46


                    Assumes $100 Invested on January 1, 1995
                          Assumes Dividends Reinvested
                        Fiscal Years Ending December 31.

The industry index chosen was:
SIC Code 8731 - Commercial Physical & Biological Research

The Broad Market index chosen was:
NASDAQ Market Index

The current composition of the industry index is as follows:

Abiomed Inc.                Kopin Corp.
AC Nielsen Corp.            Krug Internat Corp.
Affymetrix Inc.             Lifecell Corporation
Agritope Inc.               Liposome Co. Inc
American Superconductor     Maxygen Incorporated
Aurora Biosciences Corp.    Myriad Genetics Inc.
Bioreliance Corp.           Neopharm Inc.
Catalytica Inc.             Neose Technologies Inc.
Celgene Corp.               Neotherapeutics Inc.
Collateral Therapeutics     Neurocrine Biosciences
Commonwealth Biotech Inc.   Ophidian Pharmaceuticals
Conductus Inc.              Organogenesis Inc.
Covance Inc.                Parexel Internat CP
Cree Incorporated           Pharmaceutical Prod. Dev.
Curagen Corp.               Pharmacopeia Inc.
CV Therapeutics Inc.        Polymer Research of America
Datatrak International Inc. Quest Diagnostics Inc.
Depomed Inc.                Quintiles Transnational
Ecogen Inc.                 Research Frontiers Inc.
Electrosource Inc.          Satcon Technology Corp.
Energy Biosystems Corp.     Spire Corp.
Energy Conversn Devices     Summit Technology Inc.
Excel Technology Inc.       Superconductor Tech.
Gene Logic Inc.             Symyx Technologies Inc.
Genset ADR                  Synaptic Pharmaceutical
Incyte Pharmaceuticals      Tularik Incorporated
Innerdyne Inc.              Valence Technology Inc.
Irvine Sensors Corp.        Valentis Inc.
Kendle Internat Inc.        Xenova GR PLC ADS
KFX Inc.

                                   PROPOSAL 2
             APPROVAL OF ADOPTION OF THE UNIGENE LABORATORIES, INC
                             2000 STOCK OPTION PLAN

     The Board of Directors is submitting to stockholders for approval at the 2000 Annual Meeting a proposal to adopt the Unigene Laboratories Inc. 2000 Stock Option Plan to replace the 1994 Employee Stock Option Plan.

BACKGROUND
     In 1994, the Company's Board of Directors adopted and the stockholders approved the Unigene Laboratories, Inc. 1994 Employee Stock Option Plan, amended in 1997, (the "1994 Plan"). Under the terms of the 1994 Plan the Company was authorized to issue up to 2,250,000 shares of its common stock, par value $.01 per share ("Common Stock") pursuant to the exercise of stock options granted to eligible employees. As of March 31, 2000, 364,460 shares of Common Stock had been so issued and an additional 1,777,615 shares of Common Stock were reserved for issuance upon the exercise of outstanding options, representing total grants of 2,142,075 shares of Common Stock.

     The Board of Directors believes that stock options are an important element of the Company's employee compensation program, particularly for a company like Unigene that wants to maximize the financial resources that it can devote to product research and development. Because stock options increase in value only if the price of the Common Stock increases, options have the effect of aligning the financial interests of the Company's employees with those of the stockholders by tying the return to the employees to increases in stockholder value. In addition, the grant of stock options to consultants who provide services to the Company enables the Company to reduce the amount of cash that it otherwise would incur to pay for these services.

     In order to enable the Company to include stock options as an element of the Company's employee compensation packages and to issue stock options as compensation to consultants, the Board of Directors has adopted the Unigene Laboratories, Inc. 2000 Stock Option Plan (the "Plan") and has directed that it be submitted to stockholders for approval, with the recommendation of the Board of Directors that it be approved.

DESCRIPTION OF THE PLAN

     The following is a description of the material features of the Plan. This description is qualified in its entirety by the text of the Plan which is attached hereto as Attachment A and is hereby incorporated by reference.

     Purpose. The purpose of the Plan is to provide incentives to employees and certain consultants of the Company by providing them with opportunities to purchase stock in the Company, thereby increasing their motivation for and interest in the Company's long term success.

     Administration. The Plan is required to be administered either by the Board of Directors (the "Board") or by a committee (the "Committee") composed of not less than two directors each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Board or the Committee has authority, subject to the terms of the Plan, to determine (i) the employees and consultants eligible to receive option grants under the Plan, (ii) the employees and consultants to whom options will be granted, (iii) in the case of employees, whether the option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986 (an "Incentive Stock Option") or whether the option is not intended to be so qualified (a "Non-qualified Stock Option"), (iv) the number of shares that are the subject of an option grant, (v) the times at which options are granted, (vi) the option exercise price, (vii) the term of the option, and (viii) the date or dates upon which the option may be exercised, and the installments, if any, in which options may become exercisable. The Board or the Committee also has the authority to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan.

     Eligibility. Options may be granted under the Plan only (i) to persons who are employees (including directors who are employees) of the Company and (ii) to persons who are employed as consultants to the Company (A) who are natural persons, (B) provide bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction, and (C) who are not engaged in activities that directly or indirectly promote or maintain a market for the Company's securities. Employees may be granted either Incentive Stock Options or Non-qualified Stock Options. Consultants may be granted only Non-qualified Stock Options.

     Shares Available. A total of 4 million shares are available for stock option grants under the Plan. The shares issued upon the exercise of options may be either previously unissued shares or shares held in treasury. In the event that an outstanding option granted under the Plan expires, or is surrendered, terminated or cancelled prior to the exercise thereof, the underlying shares of Common Stock will again be available for stock option grants under the Plan.

     Term of the Plan. The Plan, if approved by stockholders at the 2000 Annual Meeting, will become effective on the date of the Annual Meeting (the "Effective Date"). Options may be granted under the Plan at any time prior to the tenth anniversary of the Plan, unless the Plan is terminated earlier by the Board.

     Terms of Stock Options. All options granted under the Plan are subject to the following terms and conditions:

     Option Exercise Price. The exercise price of options granted under the Plan may not be less than Fair Market Value (which is defined generally by the Plan to mean the market price) of the Common Stock at the time the option is granted.

     Term of Options. Each option granted under the Plan will expire no later than ten years after the date of its grant.

     Vesting. Options granted under the Plan will vest and become exercisable in such installments and at such times as are determined by the Board or the Committee.

     Payment of Exercise Price. The exercise price of the stock options is payable in cash, or to the extent authorized by the Board or the Committee prior to the time the option is exercised, in shares of Common Stock that have been owned by the person exercising the option for at least six months or in a combination of cash and shares. The value of a share of Common Stock delivered in payment of the exercise price will be equal to the Fair Market Value of a share of Common Stock on the date the option is exercised.

     Limitation on Incentive Stock Options. The aggregate Fair Market Value determined at the time of the grant of shares with respect to which Incentive Stock Options are exercisable (under this Plan and all other plans of the Company and its parent and subsidiary companies) for the first time by a grantee during any calendar year may not exceed $100,000

     Effect of Termination of Employment. Unless otherwise determined by the Board or the Committee, any option granted under the Plan will terminate upon termination of the grantee's employment with the Company whether by death or otherwise, and no shares of Common Stock may thereafter be purchased pursuant to the exercise of the option, with the following exceptions: (i) upon termination of employment (other than by reason of death or for cause), a grantee may, for a period of three months following the date of termination, purchase all or any part of the shares of Common Stock that the grantee was entitled to purchase under the option as of the date of termination, and (ii) upon the death of a grantee while employed by the Company or within the three-month period referred to in clause (i), the grantee's estate or the person to whom such grantee's rights under the option are transferred by will or the laws of descent and distribution may, during a period of 180 days following the date of the grantee's death, purchase all or any part of the shares of Common Stock that the grantee was entitled to purchase under the option as of the date of the grantee's death. If employment of a grantee by the Company is terminated by reason of discharge for cause, the option will terminate upon the giving of notice of termination to the grantee or, if earlier, on the termination date stated in the option. The term "cause" means discharge from employment because of fraud, disclosure of trade secrets, activities in competition with the business of the Company, misappropriation of assets of the Company, intentional acts materially harmful to the Company or its business, or conviction of a crime involving moral turpitude.

         No Transferability. Options granted under the Plan are not assignable or transferable by the grantee, except by will or pursuant to the laws of descent and distribution.

     Amendment or Termination of the Plan. The Board may terminate or amend the Plan in any respect at any time provided that, except for permitted adjustments,
(i) no action of the Board may alter or impair a grantee's rights under any outstanding option without the grantee's consent, and (ii) without the approval of the holders of a majority of the Common Stock present and entitled to vote thereon at a meeting duly held for such purpose (A) the number of shares of Common Stock that may be issued under the Plan shall not be increased, (B) the provisions regarding eligibility shall not be modified, (C) the initial purchase price at which stock options may be granted shall not be reduced to less than Fair Market Value, and (D) the expiration date of the Plan shall not be extended.

     Adjustments. To the extent deemed equitable and appropriate by the Board or the Committee in its sole discretion, the number, price and class of shares covered by each option and the total number of shares that may be sold under the Plan may be appropriately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company, spin-off, split-up, rights offering, merger, consolidation, reorganization, exchange of shares or other change in the corporate structure, liquidation or dissolution.

     Effect of Certain Transactions. In the event of a dissolution or liquidation of the Company, or a transfer of all or substantially all of its assets, or a merger or consolidation, or other corporate change, unless the acquiring, surviving or continuing entity agrees in writing to assume the obligations under the options issued under the Plan, the Board or the Committee may, in its sole discretion, terminate options as of the effective date of such event or accelerate the date when any or all installments of options will become exercisable.

USE OF PROCEEDS

     Proceeds from the sale of shares of Common Stock pursuant to the exercise of stock options will be used for general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

     Summarized below are the material federal income tax consequences of the 2000 Stock Option Plan, as they relate to stock options granted to employees, based on applicable provisions of the federal income tax laws and regulations currently in effect. The tax consequences of stock options granted to consultants may differ.

     Non-qualified Stock Options. In general, an individual will not recognize income for federal income tax purposes when a Non-qualified Stock Option is granted, and the Company will not be entitled to a federal income tax deduction. When a grantee exercises a Non-qualified Stock Option, the grantee will recognize ordinary income for federal income tax purposes to the extent that the fair market value of the shares of Common Stock received exceeds the exercise price. The amount of ordinary income recognized by an individual will be deductible by the Company in the year that the income is recognized by the individual. Upon subsequent disposition of the shares of Common Stock, any gain or loss relative to the holder's tax basis in the shares is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of Common Stock are held.

Incentive Stock Options. In general, an individual will not recognize income for federal income tax purposes when an Incentive Stock Option is granted or when the Incentive Stock Option is exercised, and the Company will not be entitled to a federal income tax deduction. When a grantee exercises an Incentive Stock Option, the grantee generally will not recognize income for federal income tax purposes and the Company will not recognize taxable income either on the date of grant or on the date of its timely exercise. However, the excess of the fair market value of the Common Stock received upon the exercise of an Incentive Stock Option over the option exercise price is includable in the grantee's income for purposes of the federal alternative minimum tax.

Provided that the grantee has not disposed of the shares of Common Stock acquired upon the exercise of an Incentive Stock Option within two years after the date of grant or within one year after the date of exercise (a "Disqualifying Disposition"), upon the disposition of the shares, the grantee will realize long-term capital gain or loss in an amount equal to the difference between the sale price and the option exercise price. In the case of a Disqualifying Disposition, the grantee generally will recognize ordinary income at the time of a Disqualifying Disposition to the extent of the lesser of (i) the difference between the exercise price and the fair market value of the
Common Stock on the date the Incentive Stock Option is exercised and (ii) the difference between the exercise price and the amount realized on such Disqualifying Disposition, and the balance of any gain or any loss will be treated as a short-term or long-term capital gain or loss, depending upon the length of time that the Common Stock is held. The Company is not entitled to a deduction for federal income purposes upon either the exercise of an Incentive Stock Option or upon disposition of the shares of Common Stock acquired pursuant to such exercise, except to the extent that the grantee recognizes ordinary income in a Disqualifying Disposition.

NEW PLAN BENEFITS

     Grants of stock options under the Plan, if approved by stockholders, are subject to the discretion of the Board or the Committee. Accordingly, the benefits that any employee or group of employees might receive under the Plan in the future is not determinable. The closing price of the Common Stock on April 13, 2000, was $2.22.

     In November 1999, the Board granted under the Plan to employees of the Company stock options to purchase an aggregate of 482,000 shares of Common Stock at an exercise price of $0.63 per share. In the event that the Plan is not approved by the stockholders at the Annual Meeting, these stock option grants will be cancelled. The following table shows the allocation of these grants among certain persons and groups:

                                       Number of Options
Warren Levy                                    0
Ronald Levy                                    0
James Gilligan                            76,000
All executive officers as a group        106,000
All directors who are not
    executive officers as a group              0
All employees                            482,000

     All future stock option grants will be awarded at the discretion of the Board or the Committee, and therefore are not determinable at this time.

VOTE REQUIRED

     Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that stockholders vote FOR the adoption of the 2000 Stock Option Plan.

                                   PROPOSAL 3
            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG LLP, independent public accountants, to serve as the Company's independent auditors for the fiscal year commencing January 1, 2000. Although not required by the Company's Certificate of Incorporation or By-Laws, the Board of Directors is submitting to a vote of the stockholders a proposal to ratify the appointment of KPMG LLP. KPMG LLP served as the independent auditors for the Company for the year ended December 31, 1999. A representative of the firm will be present at the meeting to respond to appropriate questions and will have the opportunity to make a statement, if such representative desires to do so.

     Ratification of the appointment of KPMG LLP requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

     The Board of Directors recommends a vote FOR the ratification of KPMG LLP.

OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote all proxies received in accordance with their judgment on such matters.

PROPOSALS BY STOCKHOLDERS

     Stockholder proposals intended to be presented at the 2001 Annual Meeting must be received by the Company on or before December 30, 2000, in order to be considered for inclusion in the Company's proxy statement and form of proxy for the Annual Meeting, and must also meet the other requirements set forth in the rules of the Securities and Exchange Commission relating to such stockholder proposals. If the proposal is received by the Company less than 45 days prior to the anniversary of the mailing date of this proxy statement, the persons named as proxies in the Company's proxy material for the 2001 Annual Meeting will have the discretionary authority to vote on the matter in accordance with their best judgment without disclosure in the proxy statement of such matter or of how the proxyholders intend to exercise their discretionary voting authority.

SOLICITATION OF PROXIES

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed form of proxy will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone and telefax. The Company has retained Regan & Associates, Inc. to aid in the solicitation of proxies, for which such firm will be paid a fee of $6,500, including reimbursable expenses.

                                              By Order of the Board of Directors


                                              RONALD S. LEVY
                                              Secretary
Fairfield, New Jersey
April 28, 2000

                                                                    Attachment A

                           UNIGENE LABORATORIES, INC.
                             2000 STOCK OPTION PLAN

     1. Purpose. This 2000 Stock Option Plan (the "Plan) is intended to provide incentives to employees and certain consultants of Unigene Laboratories, Inc. (the "Company") and future controlled subsidiaries by providing them with opportunities to purchase stock in the Company, thereby increasing their motivation for and interest in the Company's long term success. The term "Company" includes controlled subsidiaries where the context requires.

     2. Administration. The Plan shall be administered either by the Board of Directors of the Company (the "Board") or by a Committee (the "Committee") of not less than two directors of the Company. Each member of such Committee shall be a "Non-Employee Director" as that term is then defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor statute or regulation regarding the same subject matter.

     The Board or the Committee shall have authority, subject to the terms of the Plan, to (i) determine the employees and consultants eligible for grant of options under the Plan, (ii) determine the employees and consultants to whom options shall be granted, (iii) determine in the case of employees, whether the option is an Incentive Stock Option or a Non-qualified Stock Option, (iv) determine the number of shares to be covered by each option, (v) determine the time or times at which options shall be granted, (vi) determine the option price, (vii) determine the term of the option, (viii) determine the date or dates upon which the option may be exercised, and the installments, if any, in which options may become exercisable, (ix) determine the terms and provisions of the instruments by which options shall be evidenced, and (x) interpret the Plan. The Board or the Committee, as applicable, also shall have exclusive authority to make all determinations necessary or advisable for the administration of the Plan.

     No member of the Board or the Committee shall be liable for any action taken or omitted or for any determination made in good faith with respect to the Plan or any option granted under the Plan.

     3. Eligibility. Options may be granted only (i) to persons who are employees (including directors who are employees) of the Company, which, in the discretion of and as conclusively determined by the Board or the Committee, may include employees on authorized leave of absence and (ii) to persons who are employed as consultants to the Company who (A) are natural persons, (B) provide bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction, and (C) are not engaged in activities that directly or indirectly promote or maintain a market for the Company's securities.

     4. Stock. The stock as to which options may be granted is the Company's common stock, par value $.01 per share ("Common Stock"). When options are exercised, the Company may either issue unissued shares of Common Stock or transfer issued shares of Common Stock held in its treasury. The total number of shares of Common Stock that may be sold under the Plan shall not exceed four million (4,000,000) shares (subject to adjustment as provided in Section 7 hereof). In the event that any outstanding option under the Plan, for any reason, expires, is surrendered or terminated or is cancelled prior to the exercise thereof with respect to any shares of Common Stock covered thereby, such shares shall be available for re-offering under the Plan.

     5. Granting of Options. Options may be granted under the Plan at any time prior to the tenth (10th) anniversary of the effective date of the Plan as set forth in Section 10 hereof. The date of grant of an option under the Plan shall be the date on which the option is awarded by the Committee or the Board.

     6. Terms and Conditions of Options. Options granted to employees may be in the form of "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), herein called "Incentive Stock Options," or in the form of options which are not described in Section 422 or Section 423 of the Code, herein called "Non-qualified Stock Options." Only Non-qualified Stock Options may be granted to consultants. Options granted under this Plan shall be evidenced by instruments in such form as the Committee or the Board may from time to time approve. Such options and the instruments issued to evidence such options shall conform to the following terms and conditions:

(a) Number of Shares. The option shall be granted for a specific number of shares of Common Stock.

(b) Option Price. The purchase price at which an option may be granted shall be not less than the Fair Market Value of the Common Stock at the time the option is granted or the par value thereof, if any, whichever is greater. "Fair Market Value" of a share of Common Stock on any date means the closing sale price of a share of Common Stock as reflected in the report of trading by the principal quotation service, market or stock exchange on which the Common Stock is traded or listed on such date (or, if no such shares were publicly traded on that date, the next preceding date on which such shares were so traded) as published in The Wall Street Journal or in any other publication selected by the Board or the Committee; provided, however, that if shares of Common Stock shall not have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Board or the Committee in such manner as it may deem appropriate and its decision shall be final and binding.

(c) Payment. The exercise price shall be payable upon the exercise, in whole or in part, of the option, in cash, or to the extent authorized by the Board or the Committee prior to the time the option is exercised, in shares of Common Stock that have been owned by the person exercising the option for at least six months or in a combination of cash and such shares. The value of a share of Common Stock delivered in payment of the exercise price shall be its Fair Market Value on the date the option is exercised. No shares shall be issued or transferred to an optionee until full payment therefor has been made.
(d) Term of Options. Each option granted shall expire no later than ten (10) years after the date of its grant.
(e) Exercise of Option. Each option shall become exercisable in one or more installments at the time or times as specified in the grant of the option. Once an installment becomes exercisable, it shall remain exercisable in whole or in part until expiration or termination of the option. No fractional shares shall be issued or cash adjustment for fractional shares made upon exercise of an option.

(f) Death and Other Termination of Employment. Unless otherwise determined by the Board or the Committee and specified in the applicable stock option agreement, any option that has not theretofore expired shall terminate upon termination of the optionee's employment by the Company whether by death or otherwise, and no shares of Common Stock may thereafter be purchased pursuant to such option, except that

     (i) Upon termination of employment (other than by death or for Cause), an optionee may, within three (3) months after the date of termination of employment, purchase all or any part of the shares of Common Stock which such optionee was entitled to purchase under such option on the date of termination of employment.
     (ii) Upon the death of any optionee while employed by the Company or within the three-month period referred to in Section 6(f)(i) above, the optionee's estate or the person to whom such optionee's rights under the option are transferred by will or the laws of descent and distribution may, within one hundred eighty (180) days after the date of such optionee's death, purchase all or any part of the shares of Common Stock which such optionee was entitled to purchase under such option on the date of death.
          Nothing in this Section 6(f) shall authorize the exercise of an option after the expiration of the exercise period therein provided, nor later than ten (10) years after the date of grant.
     (iii)If employment of an optionee by the Company is terminated by reason of discharge for Cause, the option shall terminate upon the giving of notice of termination to the optionee or on the termination date stated in the option, whichever is earlier. The term "Cause" shall mean discharge from employment because of fraud, disclosure of trade secrets, activities in competition with the business of the Company, misappropriation of assets of the Company, intentional acts materially harmful to the Company or its business, or conviction of a crime involving moral turpitude.
(g) Assignability. No option granted under the Plan shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee, each option shall be exercisable only by the optionee or a duly appointed committee for an incompetent optionee.
(h) Taxes and Withholding. The Company's obligation to deliver shares and/or property upon the exercise of any option or to accept shares in consideration of the exercise price shall be subject to applicable federal, state and local taxes and withholding requirements.
(i) Limitations on Incentive Stock Options. Notwithstanding anything to the contrary herein set forth:
     (i) The option price under an Incentive Stock Option granted to an individual who, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be 110% of the Fair Market Value of the stock at the time of grant and the term shall be for no more than five (5) years.
     (ii) The aggregate Fair Market Value of shares with respect to which Incentive Stock Options are exercisable (under this Plan and all other plans of the Company and its parent and subsidiary companies) for the first time by an optionee during any calendar year shall not exceed $100,000, applied to such options in the order granted. The aggregate Fair Market Value of shares of stock shall be determined as of the time the option with respect to such shares is granted.
     (iii)All options granted as Incentive Stock Options shall comply with subsection (b) of Section 422 of the Code.
      (iv)Each optionee who is granted Incentive Stock Options promptly shall inform the Company of the date and terms of disposition by such optionee of any Common Stock issued upon exercise of such Incentive Stock Options.
(j) Rights as a Stockholder. An optionee shall have no rights as a stockholder of the Company with respect to any shares covered by his option until the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such stock certificate, except as set forth in Section 7 herein.
(k) Securities Act and Other Provisions. The instruments evidencing options may contain such other provisions, not inconsistent with the Plan, as the Board or the Committee deems advisable. Among these provisions may be a requirement that an optionee represent to the Company in writing, when an option is granted, and when he purchases shares on its exercise, that he is accepting such option, or purchasing such shares, unless they are then covered by an effective registration statement under the Securities Act of 1933, as amended ("Securities Act"), for his own account for investment and not with a view to distribution of any such shares. The stock certificate issued upon exercise of the option may bear such legend as counsel for the

     Company may deem advisable in connection with the Securities Act. The Company shall have no obligation to register the shares issuable upon exercise of the options granted hereunder under the Securities Act or to list such shares on any quotation service, market or stock exchange or to continue such registration or listing.

     7. Adjustments, Termination and Acceleration of Options in Certain Events. To the extent deemed equitable and appropriate by the Board or the Committee in its sole discretion, the number, price and class of shares covered by each option and the total number of shares that may be sold under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company, spin-off, split-up, rights offering, and in any merger or consolidation, reorganization, exchange of shares, or other change in the corporate structure ("Corporate Change"), liquidation or dissolution. Any option granted under the Plan may pertain to the securities and other property which holders of Common Stock would be entitled to receive in connection with such event. Notwithstanding the foregoing, and unless the acquiring, surviving or continuing entity agrees in writing to assume the obligations under the option, in the event of a dissolution or liquidation of the Company, or a transfer of all or substantially all of its assets, or a merger or consolidation, or Corporate Change, the Board or the Committee may, in its sole discretion, terminate options as of the effective date of such event or accelerate the date when any or all installments of options shall become exercisable. Options granted under the Plan or any other plan need not be treated identically by the Board or the Committee with respect to termination, acceleration, or assumption. All decisions of the Committee or the Board hereunder shall be final and binding upon the option holder; provided, however, no Incentive Stock Option granted pursuant to the Plan shall be adjusted or accelerated in a manner that causes such Incentive Stock Option to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     8. Effect on Optionee's Rights. All payments and benefits under the Plan shall constitute special benefits and shall not affect the level of benefits provided to or received by any optionee (or the optionee's estate or beneficiaries) as part of any other employee benefit plan of the Company. The Plan shall not be construed to affect in any way an optionee's rights and obligations under any other plan maintained by the Company on behalf of employees. Nothing in the Plan or in any option granted pursuant to the Plan shall confer upon any employee the right to continue in the employment of the Company or restrict the right of the Company to terminate the employment of any employee.

     9. Indemnification of Board and Committee. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be or become a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the making of any such claim or commencement of any such action, suit or proceeding, a Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle, settle or defend the same before such Board or Committee member undertakes to handle, settle or defend the same on his own behalf.

     10. Terms and Amendments of the Plan. The Plan shall become effective upon the date of approval of the Plan by the stockholders of the Company at the 2000 Annual Meeting ("Effective Date") and shall, with the exception of options then outstanding, expire on the tenth (10th) anniversary of the Effective Date, and no option shall be granted under the Plan after its expiration. The Board may terminate or amend the Plan in any respect at any time; provided that, except as provided in Section 7 of the Plan: (a) no action of the Board or the stockholders of the Company may alter or impair an optionee's rights under any outstanding option without his consent, and (b) without the approval of the holders of a majority of all securities of the Company present in person or by proxy and entitled to vote thereon at a meeting duly held, (i) the total number of shares that may be sold under the Plan shall not be increased, (ii) the provisions of Section 3, regarding eligibility, shall not be modified, (iii) the initial purchase price at which stock options may be granted shall not be reduced to less than Fair Market Value and (iv) the expiration date of the Plan shall not be extended.

     11. Use of Proceeds. Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

     12. Pronouns. Pronouns used in this Plan in the masculine shall be deemed to include the feminine and pronouns in the singular shall be deemed to include the plural, and the reverse, as appropriate in the context where the pronoun appears.

                                 REVOCABLE PROXY
                           UNIGENE LABORATORIES, INC.

[ X ]  PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                               FOR ANNUAL MEETING
                                  JUNE 6, 2000

The undersigned stockholder of Unigene Laboratories, Inc. hereby appoints Warren
P. Levy, Ronald S. Levy and Jay Levy, and each of them, as the undersigned's proxies (with the power of substitution), to vote all the shares of Common Stock of Unigene Laboratories, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Unigene Laboratories, Inc. to be held on June 6, 2000 at 11:00 A.M., Eastern Daylight time, and any adjournments thereof, on the following matters:

                        Please be sure to sign and date
                          this Proxy in the box below.


                        ---------------------------------
                                      Date


                        ---------------------------------
                             Stockholder sign above


                        ---------------------------------
                          Co-holder (if any) sign above



1. Election of directors

Jay Levy, Ronald S. Levy,
Warren P. Levy, Robert F. Hendrickson
and Allen Bloom.

                                    With-               For All
            [  ]  For         [  ]  hold          [  ]  Except

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. Approval of the adoption of the Company's 2000 Stock Option Plan.

            [  ]  For         [  ]  Against        [  ]  Abstain


3. Ratification of the appointment of KPMG LLP as independent auditors of the Company.

            [  ]  For         [  ]  Against        [  ]  Abstain


4. In their discretion in the transaction of any other business that may properly come before such meeting.


The undersigned hereby revokes any proxy heretofore given.

     Please sign exactly as your name appears on this card. If stock is registered in the names of two or more joint owners or trustees, each joint owner or trustee should sign this proxy. When signing as an executor, administrator, trustee, guardian, agent or attorney, please give your full title as such.

   Detach above card, sign, date and mail in postage paid envelope provided.
                           UNIGENE LABORATORIES, INC.

     This proxy will be voted in accordance with instructions specified above, but in the absence of any instructions will be voted "FOR" Items 1, 2 and 3. If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion.
     The Board of Directors recommends a vote FOR Items 1, 2 and 3 noted above.


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                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY